UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

(a)   NorthStar Realty Finance Corp. (the "Company") held its 2013 Annual Meeting of Stockholders on May 29, 2013 (the "Meeting").  At the close of business on April 8, 2013, the record date for the Meeting, there were 198,263,269 shares of the Company's common stock outstanding and entitled to vote.  Holders of 165,429,726 shares of common stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.

(b)   Matters voted upon by stockholders at the Meeting were:

Proposal 1.    At the Meeting, the following individuals were elected to the Company's Board of Directors to serve until the 2014 annual meeting of stockholders and until his or her successor is duly elected and qualified, by the following vote:

Director Nominees	For	Withheld	Broker Non-Vote
C. Preston Butcher	110,019,952	618,273	54,791,501
Stephen E. Cummings	110,050,171	588,054	54,791,501
David T. Hamamoto	108,052,200	2,586,025	54,791,501
Judith A. Hannaway	82,045,986	28,592,239	54,791,501
Oscar Junquera	84,021,346	26,616,879	54,791,501
Wesley D. Minami	110,002,687	635,538	54,791,501
Louis J. Paglia	82,152,912	28,485,316	54,791,498
Sridhar Sambamurthy	110,024,967	613,258	54,791,501

Proposal 2.    At the Meeting, stockholders approved the NorthStar Realty Finance Corp. Second Amended and Restated 2004 Omnibus Stock Incentive Plan, by the following vote:

For	Against	Abstained	Broker Non-Vote
86,579,424	23,646,703	407,088	54,796,511

Proposal 3.    At the Meeting, stockholders adopted a resolution approving, on a non-binding advisory basis, the compensation paid to the Company's named executive officers, by the following vote:

For	Against	Abstained	Broker Non-Vote
67,056,256	43,065,245	516,713	54,791,512

Proposal 4.    At the Meeting, stockholders ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013, by the following vote:

For	Against	Abstained
162,002,525	2,793,771	633,430

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp.
(Registrant)

Date: May 31, 2013	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

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